CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form 10-SB Registration Statement of American Centrality Group, Inc. of our report dated January 31, 2008, relating to the consolidated balance sheet of American Centrality Group, Inc. and its subsidiary as of December 31, 2007 and 2006 and the consolidated statements of operations, shareholder’s equity, and cash flows for the years then ended and the cumulative period from March 14, 2005 (date of inception) to December 31, 2007, which is incorporated by reference into such Form 10-SB.

NARESHKUMAR H. ARORA

Santa Clara, California

February 12, 2008